UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-00595
WASHINGTON, D.C. 20549	Expires: February 28, 2006
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Proxy Statement Pursuant to Section 14(a)
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ACE*COMM CORPORATION

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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ACE*COMM CORPORATION
704 Quince Orchard Road
Gaithersburg, Maryland 20878

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of ACE*COMM Corporation (the “Company”) will be held at ACE*COMM Corporation, 704 Quince Orchard Road, Gaithersburg, MD 20878, on December 1, 2006, at 10:00 a.m. local time, for the following purposes:

1.	To elect two Class I directors, to serve until the 2009 Annual Stockholders’ Meeting, and until their successors are elected and qualify;

2.	To consider and act upon a proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending June 30, 2007; and

3.	To consider and act upon such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on October 11, 2006, as the record date for the purpose of determining stockholders entitled to notice of, and to vote at, the meeting.

All stockholders are cordially invited to attend the meeting in person. TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE AND PROMPTLY MAIL YOUR PROXY IN THE RETURN ENVELOPE PROVIDED. This will not prevent you from voting in person, should you so desire, but will help to secure a quorum and will avoid added solicitation costs.

By Order of the Board of Directors

Loretta L. Rivers
Corporate Secretary

October 27, 2006
Gaithersburg, Maryland

ACE*COMM CORPORATION
704 Quince Orchard Road
Gaithersburg, Maryland 20878

PROXY STATEMENT

Annual Meeting of Stockholders
December 1, 2006

SOLICITATION OF PROXIES

The enclosed proxy is solicited by the Board of Directors of ACE*COMM Corporation (the “Company”) for use at the Annual Meeting of Stockholders of the Company to be held on December 1, 2006 and at any and all adjournments or postponements thereof. It is anticipated that such proxy, together with this Proxy Statement, will be first transmitted to the Company’s stockholders on or about October 27, 2006. All shares represented by each properly executed, unrevoked proxy received in time for the meeting will be voted. Any proxy given may be revoked at any time prior to its exercise by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

In addition to use of the mails, proxies may be solicited, in person and by telephone, by regular employees of the Company, who will not receive any additional compensation for such solicitation. Any cost of solicitation of proxies will be borne by the Company.

EQUITY SECURITIES AND CERTAIN HOLDERS THEREOF

Stockholders of record at the close of business on October 11, 2006, are entitled to vote at the meeting (the “Record Date”). As of the Record Date, the Company had outstanding 18,664,154 shares of ACE*COMM Corporation Common Stock. Stockholders of shares are entitled to one vote for each share held and will vote as a single class on each matter to be considered at the meeting. The presence in person or by proxy of the stockholders entitled to cast a majority of the votes at the meeting is required to constitute a quorum for the transaction of business.

The following table sets forth certain information with respect to the beneficial ownership of Common Stock for (i) each of the Company’s directors and nominees, each of the Company’s executive officers named in the Summary Compensation Table below (see “Executive Compensation and Other Information”), and all directors, nominees and executive officers of the Company as a group, and (ii) each person known by the Company to own more than 5% of the Company’s Common Stock as of October 11, 2006, based solely on the contents of Schedules 13D and 13G filed with the Securities and Exchange Commission as of such date, except as otherwise specifically noted.

“Beneficial ownership” is determined in accordance with Rule 13d-3(d)(1) of the Securities Exchange Act of 1934 and includes as to each officer and director of the Company any options to purchase shares of Company Common Stock which are exercisable within 60 days of October 11, 2006. Except as indicated in the footnotes to this table, the Company believes that the persons and entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown beneficially owned by them, subject to community property laws where applicable.

Name and Address(1)	Amounts and Nature of Ownership		Percent of Outstanding Shares
Directors, Nominees and Named Executive Officers
George T. Jimenez	2,023,108	(2)	10.76%
Paul G. Casner, Jr.	41,667	(3)	*
Harry M. Linowes	27,667	(4)	*
Gilbert A. Wetzel	82,667	(5)	*
J. William Grimes	29,225	(6)	*
Matthew J. Stover	16,572	(7)	*
Steven R. Delmar	141,977	(8)	*
Christopher C. Couch	91,451	(9)	*

All Directors, Nominees and Executive Officers as a group (8 persons)	2,454,334	(10)	12.84

Other 5% Stockholders
Oberweis Asset Management, Inc. 3333 Warrenville Road Suite 500 Lisle, IL 60532	985,829	(11)	5.28

*  Less than one percent of stock outstanding.

(1)	Unless otherwise indicated, the address is c/o ACE*COMM Corporation, 704 Quince Orchard Road, Gaithersburg, Maryland 20878 and the designated owner has voting and investment power with respect to the shares.

(2)	Includes 133,224 shares issuable upon the exercise of options. Does not include 950 shares held by his mother-in-law, as to which his wife has voting and investment power and as to which Mr. Jimenez disclaims beneficial ownership.

(3)	Includes 21,667 shares issuable upon the exercise of options.

(4)	Includes 20,667 shares issuable upon the exercise of options. Does not include 100 shares held by his wife in a retirement account, as to which his wife has sole voting and investment power and as to which Mr. Linowes disclaims beneficial ownership.

(5)	Includes 15,667 shares issuable upon the exercise of options.

(6)	Includes 29,038 shares issuable upon the exercise of options. Includes only shares held individually. Does not include 904,295 shares held by BG Media Investors L.P. (“BG LP”). Mr. Grimes (along with Mr. John Backe and Mr. Ted Carroll) is a General Partner of BG Media Investors, LLC (“BG LLC”), the General Partner of BG LP. Messrs. Grimes, Backe and Carroll disclaim beneficial ownership of the shares held by BG LP other than to the extent of its or his individual partnership interest. The Members of BG LLC, as the General Partner of BG LP, exercise shared voting and dispositive power with respect to the 904,295 shares held by BG LP. Excludes 37,572 shares and 112 shares held individually by Messrs. Backe and Carroll, respectively.

(7)	Includes 16,441 shares issuable upon the exercise of options.

(8)	Includes 136,977 shares issuable upon the exercise of options.

(9)	Includes 83,334 shares issuable upon the exercise of options. Also includes 8,117 shares acquired under the Company’s employee stock purchase plan.

(10)	Includes 457,015 shares issuable upon the exercise of options. Includes only shares held individually or through trusts.

(11)	Includes 231,696 shares owned by Oberweis Funds (the “Fund”), which has delegated voting and dispositive power to Oberweis Asset Management (OAM) and are considered to be shares beneficially owned by OAM by reason of such delegated powers. In addition to the shares beneficially owned by the Fund, other clients of OAM may own shares which are not included herein because OAM does not share voting or investment power for those shares. Various of OAM’s shareholders and employees are also officers and trustees of the Fund, but OAM does not consider the Fund to be controlled by such persons.

ELECTION OF DIRECTORS

The Board of Directors has nominated Harry M. Linowes and Gilbert A. Wetzel for election as Class I directors.

The directors are divided into three classes, denominated as Class I, Class II, and Class III. Current terms expire as follows: Class I expires at the Annual Meeting; Class II expires at the 2007 annual meeting; and Class III expires at the 2008 annual meeting of stockholders. At each annual meeting, directors elected to succeed those directors whose terms expire shall be elected for a term to expire at the third succeeding annual meeting of stockholders after their election. Directors otherwise elected by the stockholders are elected for a term expiring upon expiration of the term of the Class to which he was elected. The directors are divided into classes as follows: Class I: Gilbert A. Wetzel and Harry M. Linowes; Class II: Paul G. Casner, Jr. and Matthew J. Stover; Class III: George T. Jimenez and J. William Grimes. At the Annual Meeting, Messrs. Linowes and Wetzel will be subject to election for a three-year term. There are no family relationships among any of the Company’s directors and executive officers.

Shares represented by the enclosed proxy are intended to be voted at the Annual Meeting of Stockholders to be held on December 1, 2006, unless authority is withheld, for the election of Harry M. Linowes and Gilbert A. Wetzel as Class I directors. Messrs. Linowes and Wetzel each has consented to the nomination and has informed the Company that he will be available to serve as a director. If any nominee should not be available for election, the persons named as proxies may vote for other persons in their discretion.

The Board of Directors recommends a vote FOR the nominees for director.

Name of Director or Nominee	Age	Director Since	Class of Director	Recent Business Experience
George T. Jimenez	70	1983	III
Chief Executive Officer of the Company since 1996, President from October 2006 to present and Treasurer from 1983 to present. Formerly, President from 1983 to September 1999 and July 2001 to June 2005. Mr. Jimenez has been Chairman of the Board of Directors since 1983.

Paul G. Casner, Jr.	68	1983	II
Business management consultant. Prior to retirement in April 2005, was Executive Vice President and Chief Operating Officer of DRS Technologies, Inc., a defense electronics corporation starting in June 2000. Executive Vice President, Operations, DRS, from December 1998 to May 2000; President of DRS Electronic Systems Group, a division of DRS Technologies, from 1994 to 1998; and Chairman and Chief Executive Officer of Technology Applications & Service Company from March 1991 to September 1993.

Gilbert A. Wetzel	74	1992	I
Senior Vice President, Mayer Leadership Group (formerly Mayer & Associates), a human resources consulting firm, since 2004 and Managing Director from 1999 to 2004. Executive Vice President, Right Management Consultants, from 1994 to 1999; retired Chairman and Chief Executive Officer of Bell of Pennsylvania and Diamond State Telephone and founder and retired Chief Executive Officer of Geographic Business Publishers, Inc.

Harry M. Linowes	78	1999	I
Business management consultant. Currently an associate of Business Mediation Associates. Senior Partner (1992 to retirement in 1996) and a Managing Partner (1986 to 1992) of BDO Seidman, Accountants and Consultants.

J. William Grimes	65	2004	III
General Partner, BG Media Investors LLC, a private equity capital firm specializing in investments in media and telecommunications companies, since 1996. President and Interim Chief Executive Officer of i3 Mobile, Inc. from March 2003 to December 2003. Chief Executive Officer, Zenith Media, from 1994 to 1996; President and CEO of Multimedia, Inc. from 1991 to 1993, and President and CEO of Univision Holdings, Inc. from 1988 to 1991.

Name of Director or Nominee	Age	Director Since	Class of Director	Recent Business Experience
Matthew J. Stover	51	2004	II
Chairman and CEO of ypOne Publishing, an independent publisher of local yellow pages shopping directories in the United States and Canada, since November 2005. Chairman, LKM Ventures, LLC, an investment and advisory firm, since January 2000. President and then Chief Executive Officer, edu.com, Inc., a marketing services company, from May 2000 to June 2001. Group President of Bell Atlantic Directory Services, and its predecessor, NYNEX Information Services Group, from January 1994 to December 1999.

Information as to the directors’ or nominees’ beneficial ownership of Common Stock is set forth above, under “Equity Securities and Certain Holders Thereof.”

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee. The Audit Committee monitors the integrity of the financial statements and the independence and performance of the Company’s independent auditors, provides oversight to the Company’s financial reporting process, receives and reviews reports from time to time from the Company’s independent auditors, and recommends the engagement of auditors. The current members of the Audit Committee are Messrs. Casner, Linowes, Wetzel, Grimes and Stover, with Mr. Linowes serving as Chairman. Each member of the Audit Committee is “independent,” as defined in Rule 4200(a)(15) of the NASD listing standards. The Audit Committee met five times during fiscal year 2006. The Board has determined that Harry M. Linowes is an audit committee financial expert, as that term is defined under the SEC rules.

The Compensation Committee reviews the compensation of executives of the Company, makes recommendations to the Board of Directors with respect to standards for setting compensation levels, and administers the Company’s Amended and Restated Omnibus Stock Plan (the “Stock Plan”). The current members of the Compensation Committee are Messrs. Casner, Linowes, Wetzel, Grimes and Stover, none of whom is employed by the Company, with Mr. Casner serving as Chairman. The Compensation Committee met five times during fiscal year 2006.

The Nominating Committee identifies qualified director candidates, recommends to the Board candidates for election or re-election, and from time to time reviews the committee structure and makeup of the Board. The current members of the Nominating Committee are Messrs. Casner, Linowes, Wetzel, Grimes and Stover, all independent Directors of the Company (as independence is defined in the NASD listing standards), with Mr. Wetzel serving as Chairman. The Nominating Committee met one time during fiscal year 2006. The Nominating Committee operates under a written charter, adopted by the Board of Directors, a copy of which is available without charge upon written request made to the Secretary of the Company at its principal executive offices. The Charter is also posted on the Company’s website under “Investors-Corporate Governance” at www.acecomm.com.

The Nominating Committee considers candidates for director nominees proposed by directors, the Chief Executive Officer, and shareholders. The Nominating Committee may also retain recruiting professionals to identify and evaluate candidates for director nominees. The Nominating Committee will also consider timely written suggestions from shareholders and will consider such candidates in the same manner in which the Committee evaluates candidates recommended by other sources. Shareholders wishing to suggest a candidate for director nomination for the 2007 annual meeting should mail their suggestions to ACE*COMM Corporation, 704 Quince Orchard Road, Gaithersburg, Maryland 20878, Attn: Secretary. Suggestions must be received by the Secretary of the Company no later than July 1, 2007.

In selecting director nominees, the Committee strives for a mix of experience and diversity, and those who will be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the Company and its stockholders. The Committee assesses each nominee’s independence, character and qualifications, as well as their skills, knowledge, perspective, business judgment, leadership, industry-specific knowledge, business creativity and vision. In addition, the Committee considers the prospective nominee’s standards of personal and professional integrity.

The Committee also considers such other relevant factors as it deems appropriate. Potential candidates are screened and interviewed by the Nominating Committee, and all members of the Board interview the final candidates. After completing the evaluation process, the Committee makes a recommendation to the full Board as to the person who should be nominated by the Board, and the Board determines the nominees after considering the recommendations of the Committee.

During fiscal year 2006, the Board of Directors held seven meetings. Each director attended at least 75% of the Board meetings and the meetings for the committees on which they serve, with the exception of Mr. Stover, who attended 60% of the Audit Committee and Compensation Committee meetings, and Mr. Grimes, who was unable to attend the Nominating Committee meeting. All of the directors attended the 2005 Annual Meeting except Mr. Jimenez, who was not able to attend because of recent surgery.

Outside directors receive $12,000 each per fiscal year ($16,000 in the case of the Chairman of the Audit Committee), payable in quarterly installments, and are reimbursed for their travel expenses in attending Board and Committee meetings. In addition, upon his election or appointment to serve, each outside director receives an option to purchase 3,000 shares (4,000 shares in the case of the Chairman of the Audit Committee) of the Company’s Common Stock for each year such director is elected or appointed to serve, at an exercise price equal to the fair market value on the date of grant, pursuant to the Amended 2000 Stock Option Plan for Directors (the “Plan”). The Plan also permits discretionary grants to outside directors from time to time. Each option granted under the Plan becomes exercisable in installments of one-third of the option shares on each anniversary of the date of grant, provided that the option holder still serves as a director on such date or, if he ceases to be a director (other than by reason of termination for cause) within 45 days prior to such date, he has served as a director for at least 12 consecutive months as of such date. All options granted under the Plan expire upon the earlier of five years from the date of grant, the expiration of six months following death, resignation or removal other than for cause, and, immediately, upon removal of a director for cause. If elected to serve as Directors, Messrs. Linowes (serving as Chairman of the Audit Committee) and Wetzel, on the date of the Annual Meeting, would be granted options to purchase 12,000 and 9,000 shares of Common Stock, respectively.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Committee Report

The Company’s officer compensation policy is to offer a package that includes a competitive salary, an incentive bonus based upon achievement of the Company’s financial objectives and of individual performance goals, and competitive benefits. The Company also encourages broad-based employee ownership of Company stock through a stock option program in which key employees are eligible to participate. In addition, all employees (excluding those possessing 5% or more total voting power or value of all classes of stock of the Company) are eligible to purchase stock through payroll deductions under the Company’s Qualified Employee Purchase Plan. The Company’s compensation policy for officers is similar to that for other employees, and is designed to promote continued performance and attainment of corporate and personal goals.

The Compensation Committee of the Board of Directors (comprised entirely of non-employee directors) reviews and approves individual officer salaries, bonus plan financial performance goals, bonus plan allocations, and equity compensation. The Committee also reviews guidelines for salaries, bonus, and equity compensation for all employees. The Compensation Committee has established the following compensation guidelines: (i) to enable the Company to attract highly qualified executives and management talent from within the telecommunications and other related industries, (ii) to retain top performers and ensure future management continuity, (iii) to reward achievement of the Company’s strategic goals and financial targets, and (iv) to provide compensation that is consistent with marketplace competitiveness for companies of similar size, Company and individual performance, and stockholder returns.

Officers of the Company are paid salaries in line with their responsibilities and experience. These salaries are structured to be within the range of salaries paid by competitors of similar size in the telecommunications and other relevant industries. Salaries for executive officers are set by the Committee, at the time of employment, or election, as an executive officer. The Committee evaluates future adjustments to those salaries, on an annual basis, in a manner consistent with the objectives outlined above. Competitors selected for salary comparison purposes may differ from the companies included in the comparative performance indexes in the Performance Graph below.

Based upon the economic conditions confronting the telecommunications industry in the last several years, and the Company’s financial performance during this time, and upon the recommendation of management, the Committee departed from its normal practice of considering annual compensation increases for executive officers. In addition, starting in fiscal year 2002 and continuing until December 2003, executive officers elected to take a voluntary salary reduction of 10%. In December 2003, salaries were restored to pre-reduction levels.

In fiscal year 2006, the Committee elected to evaluate possible compensation increases for executive officers and, for the first time since fiscal year 2000, the Committee approved an increase in base salary for certain of the executive officers. Based on the Company’s financial performance, each executive’s individual performance and level of expertise, and compensation paid to executive officers with similar duties in companies of comparable size in the industry, the Committee granted to Messrs. Couch and Delmar, in fiscal year 2006, annual salary increases of 10% and 8.6%, respectively.

Officers also typically participate in an executive bonus plan, with cash awards based on achievement of various corporate financial performance goals. In fiscal year 2004, the Committee did not institute a corporate bonus plan for executive officers. In fiscal year 2005, the Committee again elected to suspend the corporate bonus plan for executive officers.

In fiscal year 2006, the Committee adopted an incentive compensation plan based on achievement of pre-determined corporate financial performance objectives for fiscal year 2006. Under the plan, executive officers were eligible for cash bonuses of up to 40% of base salary, based on the degree to which pre-determined revenue, operating income and sales bookings goals were met. Because the Company did not meet the pre-determined goals set for fiscal year 2006, the officers did not receive any cash bonus for that period.

Grants of equity compensation for executive officers, in the form of stock options or grants of restricted stock, are designed to promote success by aligning the officers’ long-term financial incentives with stockholder value and the financial performance of the Company. Grants of stock options and shares of restricted stock are based on various subjective factors primarily relating to the responsibilities of the individual officers, and also to their expected future contributions and prior option grants or grants of restricted stock.

In December 2003, the Committee granted a one-time discretionary stock option to certain executive officers, in recognition of their performance in relation to the i3 Mobile acquisition. The options vest over a three-year period. In fiscal year 2005, Mr. Couch was granted a stock option in connection with his employment which also vests over a three-year period.

In fiscal year 2006, Mr. Bennett received two grants of equity compensation, in connection with his hiring. The Committee, taking into account evolving compensation practices at other public corporations, elected to approve such grants in the form of restricted stock. Mr. Bennett received a grant of fifty thousand restricted shares, which vest over four years. Mr. Bennett also received a grant of 16,667 shares of restricted stock, the vesting of which was tied to certain pre-determined financial performance goals of the Company in fiscal year 2006. Based on the Company’s results for fiscal year 2006, the restricted shares tied to performance goals did not vest and were forfeited. No other executive officers received grants of equity compensation in fiscal year 2006. In October 2006, subsequent to fiscal year end, Mr. Bennett ceased to be an employee and executive officer of the Company. According to the terms of his restricted stock agreement, any restricted stock not vested as of his termination date was forfeited by Mr. Bennett.

All restricted stock granted to named executive officers in fiscal year 2006 is reflected in the table labeled “Summary Compensation Table” below.

As noted above, the Company’s compensation policy is based primarily upon the practice of pay-for-performance. Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to Named Executive Officers. The Committee currently believes that the Company should be able to continue to manage its executive compensation program for Named Executive Officers so as to preserve the related federal income tax deductions.

The Compensation Committee annually reviews and approves the compensation of George Jimenez, the Chief Executive Officer. As discussed previously, during the last several fiscal years, the Committee did not grant annual salary increases to executive officers, including the Chief Executive Officer. In addition, along with other executive officers, Mr. Jimenez voluntarily elected to take a 10% reduction in salary starting in February 2002 and continuing through the first five months of fiscal year 2004. In December 2003, Mr. Jimenez’ salary was restored to his pre-reduction level.

In fiscal year 2006, the Chief Executive Officer’s compensation was evaluated on many of the same criteria as for other executive officers, including individual performance, the Company’s financial performance, and compensation paid to other chief executive officers in similar size companies within the industry. In addition, the Committee considers the Chief Executive Officer’s ability to achieve the Company’s strategic plans and contribute to the overall strength and growth of the Company.

Based on the factors outlined above, the Committee, for the first time since fiscal year 2000, elected to increase Mr. Jimenez’ annual salary and approved an increase to $250,000, effective as of July 1, 2006.

Mr. Jimenez also participates in the executive bonus plan, with his bonus tied to the same pre-determined corporate revenue, operating expense and sales bookings goals as for the other corporate officers. In fiscal year 2006, Mr. Jimenez was eligible for a maximum cash bonus of up to 40% of his base salary, based on achievement of the pre-determined goals. Based on the Company’s results for fiscal year 2006, Mr. Jimenez received no cash bonus based on the pre-determined financial goals.

COMPENSATION COMMITTEE

Paul G. Casner, Jr.
Harry M. Linowes
Gilbert A. Wetzel
J. William Grimes
Matthew J. Stover

Cash Compensation

Cash compensation paid or accrued for services in all capacities for 2004, 2005 and 2006 fiscal years for the Chief Executive Officer and each of the other three most highly compensated executive officers of the Company for fiscal year 2006 whose salary and bonus exceeded $100,000 (the “Named Executive Officers”) is set forth in the following table.

Summary Compensation Table

	Annual Compensation(1)					Long-Term Compensation Awards
Name And Principal Position	Fiscal Year	Salary(2)		Bonus	Other Annual Compensation(3)	Restricted Stock Awards		Number of Shares Underlying Options		All Other Compensation(4)
George T. Jimenez	2006	$200,769		$0	$0	0		0		$11,171
Chairman of the Board,	2005	200,769		0	0	—		0		11,171
Chief Executive Officer	2004	193,159		0	0	—		24,000		11,171
and Treasurer

John B. Bennett(5)	2006	220,846		0	0	66,667	(6)	0		0
President	2005	14,385		0	0	—		0		0
	2004	—		—	—	—		—		—

Christopher C. Couch	2006	165,635		0	0	0		0		0
Senior Vice President and	2005	132,116	(7)	0	24,505	—		125,000	(8)	0
Chief Marketing Officer	2004	—		—	—	—		—		—

Steven R. Delmar	2006	190,731		0	0	0		0		0
Senior Vice President and	2005	175,673		0	0	—		0		0
Chief Financial Officer	2004	168,143		0	0	—		36,000		0

(1)	Includes salary deferrals under the Company’s 401(k) plan.

(2)	Reflects a voluntary reduction in salary starting in February 2002 and continuing through November 2003, for each of the named executive officers employed during that period.

(3)	Does not include perquisites and personal benefits aggregating less than 10% of the officer’s salary and bonus. As to 2005, comprises relocation expenses of $24,505 paid to Mr. Couch.

(4)	Consists of, as to all years, amounts paid in connection with a life insurance policy and disability insurance for Mr. Jimenez. For fiscal year 2006, $6,975 was paid for life insurance and $4,196 was paid for disability insurance.

(5)	Reflects compensation beginning June 8, 2005, when Mr. Bennett joined the Company, through fiscal year 2006. Subsequent to fiscal year end, in October 2006, Mr. Bennett ceased to be an employee and executive officer of the Company.

(6)	One-time grants of restricted stock made to Mr. Bennett in connection with hiring. Includes an award of 50,000 shares of restricted stock, such shares vesting one-quarter per year on June 8 of 2006, 2007, 2008, and 2009. Also includes 16,667 shares of restricted stock, vesting of which is related to financial performance targets in fiscal year 2006. On June 30, 2006, and based on the closing stock price on that date, the approximate value of the aggregate restricted stock held by Mr. Bennett was $182,001. Subsequent to fiscal year end, it was determined that the financial performance goals were not met and 16,667 of the restricted shares were forfeited. Restricted stock that is unvested at the time of termination of employment is forfeited. Accordingly, at the time he ceased to be an employee, Mr. Bennett forfeited 37,500 shares of restricted stock.

(7)	Reflects compensation beginning August 16, 2004, when Mr. Couch joined the Company.

(8)	One-time grant made to Mr. Couch in connection with hiring.

Option Grants

The following table shows, as to the Named Executive Officers, the options to purchase Common Stock granted by the Company in fiscal year 2006.

Option Grants in Last Fiscal Year(1)

Individual Grants
Potential Realizable Value at Assumed Rates of Stock Price Appreciation for Option Term(2)
Name	Number of Shares Underlying Options Granted	Percentage of Total Options Granted to Employees in Fiscal 2006	Exercise Price Per Share	Expiration Date	0%	5%	10%
George T. Jimenez	—	—	—	—	—	—	—
John B. Bennett	—	—	—	—	—	—	—
Christopher C. Couch	—	—	—	—	—	—	—
Steven R. Delmar	—	—	—	—	—	—	—

(1)	No stock options were granted to executive officers in fiscal year 2006.

(2)	Amounts are based on the 0%, 5%, and 10% annual compounded rates of appreciation of the Common Stock price from the date of grant, prescribed by the Securities and Exchange Commission, and are not intended to forecast future appreciation of the Company’s Common Stock. The prices of the Common Stock, assuming such annual compounded rates of appreciation over the term of the option, would be as follows:

Exercise price	Term of Option	0%	5%	10%
—	—	—	—	—

Fiscal 2006 Stock Option Exercises and Year-End Option Values

The following table shows, as to the Named Executive Officers, the information concerning exercises of stock options in the last fiscal year and 2006 fiscal year-end option values.

Fiscal 2006 Stock Option Exercises and Year-End Option Values

			Number of Shares Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End(2)
Name	Shares Acquired on Exercise	Value Realized(1)	Exercisable/Unexercisable		Exercisable/Unexercisable
George T. Jimenez	0	$ 0	133,224	20,000	$24,984	$30,200
John B. Bennett	0	0	0	0	0	0
Christopher C. Couch	0	0	41,667	83,333	40,417	80,833
Steven R. Delmar	0	0	136,977	20,000	128,197	30,200

(1)	Value realized represents the positive spread between the respective exercise prices of the exercised options and the fair market value per share on the respective dates of exercise.

(2)	Value for “in-the-money” options represent the positive spread between the respective exercise prices of outstanding options and the market price on June 30, 2006.

Employment Agreements, Change in Control and Separation Arrangements

The Company does not have any employment agreements with its current executive officers. Under the terms of his employment offer, the Company’s former president, Mr. Bennett, was entitled to receive the equivalent of twenty-six weeks of base salary as severance.

Compensation Committee Interlocks and Insider Participation

ACE*COMM’s Compensation Committee is composed of five non-employee directors: Messrs. Casner, Linowes, Wetzel, Grimes and Stover. No current member of the Compensation Committee is an officer or employee of ACE*COMM. There are no interlock relationships, as defined in the applicable SEC rules.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics that applies to all directors, officers, employees and agents of ACE*COMM and its subsidiary companies and affiliates, including its principal executive, financial and accounting officers and persons performing similar functions. The Code of Business Conduct and Ethics will be made available, without charge, upon written request made to the Secretary of the Company at its principal executive offices. The Code is also posted on the Company’s website under “Investors-Corporate Governance” at www.acecomm.com.

Stockholder Communications with Directors

The Board of Directors welcomes communications from the Company’s stockholders. Any stockholder may communicate with either the Board as a whole, or with any individual director, by sending a written communication c/o the Company’s Corporate Secretary at the Company’s offices located at 704 Quince Orchard Road, Gaithersburg, MD 20878. All such communications sent to the Company’s Corporate Secretary must state the name of the communicating stockholder and the number of shares beneficially owned; and will be forwarded to the Board, as a whole, or to the individual director to whom such communication was addressed.

Executive Officers of the Company

The following table sets forth the names, ages and positions of the current executive officers of the Company:

Name	Age	Current Position
George T. Jimenez	70	Chairman of the Board, Chief Executive Officer, President and Treasurer
Christopher C. Couch	36	Senior Vice President and Chief Marketing Officer
Steven R. Delmar	50	Senior Vice President and Chief Financial Officer
Loretta L. Rivers	49	Corporate Secretary and Director of Human Resources

George T. Jimenez is the Chief Executive Officer of the Company and has served as Treasurer and a Director of the Company since its inception in 1983. In October 2006, Mr. Jimenez was elected as President. Mr. Jimenez formerly served as President from 1983 to September 1999 and July 2001 to June 2005.

Christopher C. Couch joined the Company in August 2004 as Senior Vice President and Chief Marketing Officer. Prior to joining ACE*COMM, Mr. Couch headed his own business consulting firm, which provided business assessment and market plans for various technology firms. From January 2001 through December 2003, he was Sr. Vice President and Chief Technology Officer of RateIntegration, Inc. Mr. Couch was Sr. Director — North American OSS Practice for Logica, Inc., from January 2000 through December 2001. Prior to joining Logica, he was a Principal of BusinessEdge Solutions. From 1996 to 1999, Mr. Couch was Director of Next Generation Services of Evolving Systems, Inc.

Steven R. Delmar joined the Company as a consultant in July 2001 and was appointed the Chief Financial Officer as of October 1, 2001. In January 2003, Mr. Delmar was also named a Senior Vice President. Prior to joining the Company, Mr. Delmar held various executive positions with Microlog Corporation, a communications software company, including fifteen years as Executive Vice President and Chief Financial Officer. He was most recently co-President and a Director of Microlog.

Loretta L. Rivers has been Corporate Secretary since 1989 and was also named Director of Human Resources in January 2001. Ms. Rivers has served in various capacities with the Company since its inception in 1983.

The term of each executive officer will expire at the annual meeting of the Board of Directors, which is scheduled to be held on December 1, 2006.

Performance Graph

In accordance with current Securities Exchange Act of 1934 regulations, the following performance graph compares the performance of the Company’s Common Stock to the Nasdaq Stock Market Index and to the Nasdaq Telecommunications Index. The graph assumes that the value of the investment in the Company’s Common Stock and each index was $100 at June 30, 2001, and that all dividends were reinvested.

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
ACE*COMM CORPORATION, NASDAQ MARKET
INDEX AND NASDAQ TELECOMMUNICATIONS INDEX

ASSUMES $100 INVESTED ON JUNE 30, 2001
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING JUNE 30, 2006

Audit Committee Report

The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors, include providing oversight to the Company’s financial reporting process through periodic meetings with the Company’s independent auditors and management to review accounting, auditing, internal controls, and financial reporting matters. The Charter was amended in August 2004; and was most recently reviewed by the Committee in October 2006. The Charter is posted on the Company’s website under “Investors-Corporate Governance” at www.acecomm.com.

As part of its oversight of ACE*COMM’s financial statements, the Committee reviews and discusses with both management and the Company’s independent accountants all financial statements and quarterly results prior to their issuance. During fiscal year 2006, management advised the Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Committee. The Committee reviewed and discussed with management the Company’s audited financial statements included in the 2006 Annual Report to Stockholders. The Committee discussed with Grant Thornton LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees” (“SAS 61”). SAS 61 requires the independent auditors to provide the Committee with additional information regarding the scope and results of their audit of the Company’s financial statements, including with respect to (i) their responsibility under generally accepted auditing standards, (ii) adoption of or changes in significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit. The Committee has received from Grant Thornton LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” with respect to any relationships between Grant Thornton LLP and the Company. Based on the review and discussions described above with respect to the Company’s audited financial statements included in the Company’s 2006 Annual Report to Stockholders, the Committee recommended to the Board of Directors that such financial statements be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Harry M. Linowes
Paul G. Casner, Jr.
Gilbert A. Wetzel
J. William Grimes
Matthew J. Stover

Audit and Non-Audit Fees

The following table presents fees billed for professional services provided during fiscal year 2006 and 2005 by Ernst & Young LLP, the Company’s former independent accountants, and by Grant Thornton, the Company’s current independent accountants, for:

Type of Fee	Ernst & Young		Grant Thornton
	FY2006	FY2005	FY2006	FY2005
Audit fees	$0	$7,000	$172,031	$245,193
Audit Related Fees	0	3,400	50,420	37,059
Tax Fees	0	0	49,150	60,318
All other fees	0	0	8,925	17,380
Total Fees	$0	$10,400	$280,526	$359,950

The 2006 and 2005 fees shown above reflect total fees billed by Grant Thornton and Ernst & Young. The components of the total fees billed were as follows:

Audit fees: This category includes the audit of ACE*COMM’s annual financial statements included in our Annual Reports on Form 10-K and the reviews of our financial statements included in our Quarterly Reports on Forms 10-Q and services that were provided in connection with statutory and regulatory filings. This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, statutory audits required by non-U.S. jurisdictions and preparation of the annual management letter on internal control matters. The Ernst and Young fees relate to obtaining their consent for the inclusion of the 2002 financial statements which they audited and were included in the Form 10-K and Form S-3 in 2005.

Audit related fees: This category includes fees for assurance and related services that are reasonably related to the performance of the audit or review of ACE*COMM’s consolidated financial statements and are not reported under Audit Fees. These services include employee benefit plan audits and other attest services concerning acquisitions and related regulatory filings.

Tax fees: This category consists of federal, state and expatriate tax compliance, preparation of tax returns, and international tax planning.

All other fees: This category consists of fees incurred with accounting research, accounting consultations in connection with acquisitions, and consultations concerning financial accounting and reporting standards.

The Audit Committee has determined that the other professional services provided by Grant Thornton are compatible with maintaining the independence of Grant Thornton.

The Audit Committee pre-approved all audit services and non-audit services (other than de minimus non-audit services) provided to the Company by the independent auditor. The Chairman of the Audit Committee has the delegated authority from the Committee to pre-approve additional services, between meetings, and such approval is then communicated to the full Audit Committee.

SECTION 16A BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and the Nasdaq. Officers, directors and greater than ten-percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, we believe that all Section 16 filing requirements applicable to our officers and directors and ten-percent beneficial owners were complied with during the 2006 fiscal year.

Equity Compensation Plan Information

The following table shows information about the securities authorized for issuance under our equity compensation plans as of June 30, 2006:

	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	4,175,697	$ 3.05	1,196,282

Equity compensation plans not approved by security holders	—	$ —	—

Total	4,175,697	$ 3.05	1,196,282

RATIFY APPOINTMENT OF INDEPENDENT AUDITORS

Upon the recommendation of the Audit Committee, the Board of Directors has selected Grant Thornton LLP (“Grant Thornton”) as the Company’s independent accountants for the fiscal year ending June 30, 2007, and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Meeting.

Grant Thornton began serving as the independent accountants in June 2003 and has served as the Company’s independent auditor for fiscal years 2003 through 2006. In appointing Grant Thornton as independent accountants for the fiscal year ending June 30, 2007, the Audit Committee carefully considered Grant Thornton’s performance since their retention, their independence with respect to the services to be performed, and their general reputation for adherence to professional auditing standards.

If the appointment of Grant Thornton LLP is not ratified, the Board of Directors will appoint another firm as the Company’s independent auditor for the year ending June 30, 2007. The Board of Directors also retains the power to appoint another independent auditor for the Company to replace an auditor ratified by the stockholders in the event that the Board of Directors determines that the interests of the Company require such a change.

Grant Thornton LLP is expected to have a representative present at the meeting, will have the opportunity to make a statement if they desire to do so, and is expected to be available to respond to appropriate questions at the meeting.

The Board of Directors recommends a vote FOR the appointment of Grant Thornton LLP as independent auditors of the Company for the fiscal year ending June 30, 2007.

VOTE REQUIRED TO APPROVE MATTERS

The presence in person or by proxy of stockholders entitled to cast a majority of the votes at the Annual Meeting will constitute a quorum. Votes cast by proxy or in person at the meeting will be tabulated by the inspectors of election appointed for the meeting. Proxies marked with abstentions, broker non-votes (i.e., proxies from brokers or nominees marked to indicate that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to the vote on a particular matter with respect to which the brokers or nominees do not have discretionary power to vote), and stockholders present at the meeting who abstain from voting, will be treated as present for purposes of determining the presence of a quorum. In their discretion, the proxies are authorized to vote upon such other business as may properly (including in accordance with the advance notice requirement set forth below) come before the meeting or any adjournment thereof.

The election of directors requires a plurality of votes cast at the Annual Meeting. The ratification of the appointment of Grant Thornton LLP as independent accountants of the Company requires the affirmative vote of a majority of the votes cast at the meeting. Abstentions or broker non-votes will be disregarded for purposes of determining approval of the aforementioned matters.

STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS

Advance notice of matters to be presented at the 2007 Annual Meeting of Stockholders must be received at the Company’s executive offices at 704 Quince Orchard Road, Gaithersburg, Maryland 20878 prior to July 1, 2007, pursuant to the proxy solicitation rules of the SEC. For any proposal that is not submitted for inclusion in next year’s proxy statement but is instead presented directly at the 2007 annual meeting of the stockholders, notice of such proposal must be received in writing by the Secretary not less than 20 days and no more than 30 days prior to the annual meeting, except that if less than 30 days’ notice of the date of the annual meeting is given to stockholders or publicly disclosed, notice of such proposal must be received by the Secretary not later than the 10th day following the date that notice of the annual meeting is mailed or publicly disclosed. A stockholder’s notice must be addressed to the Secretary and set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. Any stockholder proposal that is not submitted in accordance with the foregoing procedures and deadlines will be considered untimely.

OTHER MATTERS THAT MAY COME BEFORE THE MEETING

As of the date of this Proxy Statement, the Company knows of no business other than that described herein that will be presented for consideration at the meeting. If, however, any other business shall come properly before the meeting, the proxy holders intend to vote the proxies in accordance with their best judgment, in their sole discretion.

By Order of the Board of Directors,

Loretta L. Rivers
Corporate Secretary

October 27, 2006

The Board of Directors recommends a vote “FOR” the nominees listed below and a vote “FOR” Proposal 2.								Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

						FOR	AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS			2.	RATIFICATION OF APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT AUDITORS	☐	☐	☐

	Nominee: 01 Harry M. Linowes 02 Gilbert A. Wetzel	FOR THE NOMINEES LISTED TO THE LEFT (EXCEPT AS INDICATED)	WITHHOLD AUTHORITY FOR THE NOMINEES LISTED	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.
		☐	☐
To withhold authority to vote for either nominee write that nominee’s name in the space provided.

Signature(s)	Signature	Date	, 2006

NOTE: Please sign as name appears heron. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
▲FOLD AND DETACH HERE▲

ACE*COMM CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints George T. Jimenez and Loretta L. Rivers, or either of them, the proxy or proxies of the undersigned with full power of substitution, to vote all shares of Common Stock of ACE*COMM Corporation held of record by the undersigned at the close of business on October 11, 2006 at the Annual Meeting of Stockholders of the Company to be held on Friday, December 1, 2006 at 10:00 am, Eastern Time and at any adjournment or adjournments thereof, upon the matters set forth herein.

If properly executed, the shares represented by this proxy will be voted in the manner directed herein by the undersigned stockholder, or to the extent directions are not given, such shares will be voted for each of the nominees and each other proposal.

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲